RELIABILITY INCORPORATED
EXHIBIT 5.1

WINSTEAD SECHREST & MINICK P.C.
Attorneys and Counselors
2400 Bank One Center
910 Travis Street
Houston, Texas 77002

May 10, 2001

Reliability Incorporated
16400 Park Row
Houston, Texas 77084

Re: Registration of 500,000 shares of Common Stock of Reliability Incorporated pursuant to the Reliability Incorporated Employee Stock Savings Plan

Gentlemen:

We have acted as legal counsel for Reliability Incorporated, a Texas corporation ("Company"), in connection with the offer to eligible employees of the Company and its subsidiaries of up to 500,000 shares of the Company's common stock, no par value per share ("Common Stock"), issuable pursuant to the Reliability Incorporated Employee Stock Savings Plan (the "Plan").

We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

    the Articles of Incorporation, as amended, of the Company as filed with the Secretary of State of Texas;

    the Amended and Restated Bylaws of the Company as of the date of this opinion;

    the Company's Registration Statement on Form S-8, covering Common Stock issuable pursuant to the Plan, to be filed with the Securities and Exchange Commission on or about May 11, 2001 ("Registration Statement");

    the Plan;

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    Reliability Incorporated
    May 10, 2001

    resolutions of the Board of Directors approving the registration of the shares; and

    such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate for the purpose of this opinion.

We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

The Common Stock covered by the Registration Statement has been duly authorized and when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Winstead Sechrest & Minick P.C.
WINSTEAD SECHREST & MINICK P.C.

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